EXHIBIT 10.37
DEFAULT WAIVER AND FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     This DEFAULT WAIVER AND FIFTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 13th day of March, 2007, by and among Silicon Valley Bank (“Bank”) and QualMark Corporation, a Colorado corporation, QualMark ACG Corporation, a Colorado corporation, and QualMark Ling Corporation, a Colorado corporation (jointly and severally, “Borrower”) whose address is 4580 Florence Street, Denver, Colorado 80238.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 8, 2005, as amended by that certain Forbearance and Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of December 8, 2006 and that certain Forbearance and Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of January 25, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     B. Borrower is currently in default of the Loan Agreement for failing (1) to comply with the Minimum Quick Ratio covenant set forth in Section 6.7 of the Loan Agreement for the months ended April 30, 2006, May 31, 2006, June 30, 2006, July 31, 2006, August 31, 2006, September 30, 2006, October 31, 2006, November 30, 2006 and January 31, 2007, and (2) to comply with the Minimum Debt Service Coverage Ratio covenant set forth in Section 6.7 of the Loan Agreement for the months ended February 28, 2006, March 31, 2006, April 30, 2006, June 30, 2006, August 31, 2006, September 30, 2006, October 31, 2006, November 30, 2006, December 31, 2006 and January 31, 2007 (each of the defaults under (1) and (2), collectively, the “Existing Defaults”)
     C. Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.
     D. Borrower has further requested that Bank amend the Loan Agreement to (1) amend the existing Term Loan, (2) extend the Revolving Line Maturity Date, and (3) revise the Financial Covenants. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Waiver of Covenant Default.
          Bank hereby waives Borrower’s Existing Defaults. Bank’s waiver of Borrower’s compliance of these covenants shall apply only to the foregoing periods. Accordingly, hereinafter, Borrower shall be in compliance with these covenants as amended herein.
          Bank’s agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.
     3. Amendments to Loan Agreement.
3.1	Section 2.1.5 (Term Loan). Sections 2.1.5 and 2.3(a)(ii) are hereby amended in part to (a) amortize the current outstanding balance of the Term Loan in 24 equal payments of principal and interest beginning April 1, 2007 and the first day of each month thereafter, including March 1, 2009 (the “Term Loan Maturity Date”) when all remaining outstanding principal and accrued interest is due; (b) increase the interest rate in which the principal amount outstanding under the Term Loan accrues to a per annum rate equal to 9.75%; (c) require Borrower to pay a Make-Whole Premium equal to 2% of the outstanding principal balance if Borrower prepays the Term Loan on or prior to March 1, 2008, or 1% of the outstanding principal balance if Borrower prepays the Term Loan after March 1, 2008 but prior to the Term Loan Maturity Date (as amended, above).

3.2	Section 6.7 (Financial Covenants). Effective as of February 1, 2007, the Minimum Quick Ratio covenant is amended in its entirety and replaced with the following:
           Minimum Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.00 as of the end of each of the first two months of each fiscal quarter, and of at least 1.20 to 1.00 as of the end of the third month of each fiscal quarter; and
3.3	Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:
                    “Revolving Line Maturity Date” is the earliest of (a) February 29, 2008, or (b) the occurrence of an Event of Default.
     4. Limitation of Amendments.
4.1	The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the

Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

5.2	Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3	The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     6. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
     7. Release by Borrower.
7.1	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2	Intentionally Omitted.

7.3	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(a)	Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)	Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)	The terms of this Amendment are contractual and not a mere recital.

(d)	This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
     8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
     9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     10. Effectiveness. This Amendment shall be deemed effective as of March 1, 2007 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to $7,500.
     11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	QualMark Corporation

By:	By:
Name:	Name:
Title:	Title:

QualMark ACG Corporation

By:
Name:

Title:

QualMark Ling Corporation

By:

Name:

Title: